EXHIBIT 10.4

                          CONDITIONAL ASSIGNMENT OF AND
                       SECURITY INTEREST IN PATENT RIGHTS
                                 (UNITED STATES)

     THIS CONDITIONAL ASSIGNMENT OF AND SECURITY INTEREST IN PATENT RIGHTS ("Conditional Assignment"), dated as of May 23, 1996 is made by Remington Corporation L.L.C., a Delaware Limited Liability Company, of 60 Main Street, Bridgeport, Connecticut, 06604 U.S.A. (the "Company"), in favor of Chemical Bank, a New York banking corporation of 270 Park Avenue, New York, New York, 10017 U.S.A., as administrative agent (the "Agent") for certain banks and other financial institutions (the "Lenders") parties to the Credit Agreement dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Remington Products Company, L.L.C., a Delaware limited liability company (the "Borrower") Remington Consumer Products Ltd., a corporation organized and existing under the laws of the United Kingdom (the "UK Borrower"), the Acquisition Subsidiaries (as defined in the Credit Agreement) from time to time parties thereto (together with the Borrower and the UK Borrower, the "Borrowers"), the Lenders, Fleet Bank of Massachusetts, N.A. and Banque Nationale de Paris, as co-documentation agents, and the Agent.


                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

     WHEREAS, in connection with the Credit Agreement, the Company has executed and delivered a Security Agreement, dated as the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Security Agreement"); and

     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Company is required to execute and deliver this Conditional Assignment; and

     WHEREAS, the Company has duly authorized the execution, delivery and performance of the Conditional Assignment:

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans and other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Company agrees, for the benefit of the Agent and the Lenders, as follows:


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     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Conditional Assignment, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

     SECTION 2. Conditional Assignment and Grant of Security Interest. The Company hereby pledges, and grants a continuing security interest in, and a right of setoff against, and effective upon demand made upon the occurrence and during the continuance of an Event of Default assigns, transfers and conveys, the Patents (including, without limitation, those items listed on Schedule A hereto), to the Agent for the benefit of the Agent and the Lenders to secure payment, performance and observance of the Obligations.

     SECTION 3. Purpose. This Conditional Assignment has been executed and delivered by the Company for the purpose of recording the conditional assignment and grant of security interest herein with the Unites States Patent and Trademark Office. The conditional assignment and security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lenders under the Security Agreement. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

     SECTION 4. Acknowledgment. The Company does hereby further acknowledge and affirm that the rights and remedies of the Lenders with respect to the security interest in the Patents granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provision of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

     SECTION 5. Counterparts. This Conditional Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.


                                    * * * * *


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     IN WITNESS WHEREOF, the parties hereto have caused this Conditional
Assignment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                          REMINGTON CORPORATION, L.L.C.


                          By:   /s/ Allen S. Lipson
                             -----------------------------
                              Name: Allen S. Lipson
                              Title: Vice President



                          CHEMICAL BANK
                          (as administrative agent for the Lenders)


                          By:   /s/ Peter Eckstein
                             -----------------------------
                              Name: Peter Eckstein
                              Title: Vice President


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